Exhibit 99.1

NEWS RELEASE

Transcat, Inc. 35 Vantage Point Drive • Rochester • NY • 14624 • Phone: (585) 352–7777
Transcat Listing Upgraded to NASDAQ Global Market
ROCHESTER, NY, June 9, 2011 – Transcat, Inc. (NASDAQ: TRNS) (“Transcat” or the “Company”), a leading distributor of professional grade handheld test and measurement instruments and accredited provider of calibration, repair and other measurement services, announced today that the NASDAQ Stock Market has approved the Company’s application to transfer its stock listing from the NASDAQ Capital Market to the NASDAQ Global Market. The transfer will be effective at the opening of the market on Monday, June 13, 2011 and the Company’s shares will continue to be listed under the stock symbol “TRNS”.
Charles P. Hadeed, President, CEO and COO of Transcat, commented, “The transfer to the Global Market demonstrates that we have met the tougher listing standards and will provide a more appropriate platform for the listing of our securities by increasing our exposure to the investment community.”
ABOUT TRANSCAT
Transcat, Inc. is a leading distributor of professional grade handheld test and measurement instruments and accredited provider of calibration, repair and other measurement services primarily for the pharmaceutical and FDA-regulated, industrial manufacturing, energy and utilities, chemical manufacturing, and other industries. Through its distribution products segment, Transcat markets and distributes national and proprietary brand instruments to nearly 15,000 customers. The Company offers access to more than 25,000 test and measurement instruments. Transcat delivers precise, reliable, fast calibration, and repair services across the United States, Canada and Puerto Rico through its 14 strategically located Calibration Centers of Excellence. The breadth and depth of parameters covered by Transcat’s ISO/IEC 17025 scopes of accreditation are believed to be among the best in the industry.
Transcat’s growth strategy is to expand both its distribution products and calibration services in markets that value product breadth and availability and rely on accredited calibration services to maintain the integrity of their processes.
More information about Transcat can be found on its website at: transcat.com
Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words. All statements addressing operating performance, events, or developments that Transcat, Inc. expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, sales operations, its strategy to build its sales representative channel, customer preferences and changes in market conditions in the industries in which Transcat operates are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Transcat’s Annual and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.
For more information contact:
John Zimmer, Chief Financial Officer
Phone: (585) 352-7777 Email: jzimmer@transcat.com
-OR-
Deborah Pawlowski, Investor Relations
Phone: (716) 843-3908 Email: dpawlowski@keiadvisors.com

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